For further information contact:
John W. Bordelon, President and CEO
(337) 237-1960

Release Date:	January 28, 2020
For Immediate Release

HOME BANCORP ANNOUNCES 2019 FOURTH QUARTER RESULTS
AND DECLARES QUARTERLY DIVIDEND

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (the “Company”), the parent company for Home Bank, N.A. (the “Bank”) (www.home24bank.com), reported financial results for the fourth quarter of 2019. For the quarter, the Company reported net income of $6.6 million, or $0.73 per diluted common share (“EPS”), compared to $6.9 million, or $0.75 EPS, for the third quarter of 2019.

Key performance metrics for the fourth quarter of 2019 (compared to the third quarter of 2019) include:

•Loans increased $6.9 million, or 2% annualized;
•Nonperforming assets increased $944,000, or 3%, primarily due to one commercial loan relationship in Baton Rouge;
•Return on average assets, return on average equity and return on average tangible common equity were 1.18%, 8.31 and 10.93%, respectively;
•The net interest margin increased two basis points;
•The Company repurchased 78,403 shares of common stock at an average price of $38.60 per share; and
•Bank capital remained strong with a common equity ratio of 14.38% at quarter end.

“We finished the year with another quarter of solid loan growth, which brought our 2019 loan growth total to over $64 million” said John W. Bordelon, President and Chief Executive Officer of the Company and the Bank, “We expect 2020 to be a year of strong loan and deposit growth as the investments we've made in our lending systems and processes have made us more responsive than ever.”

The Company also announced that its Board of Directors declared a quarterly cash dividend on shares of its common stock of $0.22 per share payable on February 21, 2020, to shareholders of record as of February 10, 2020.

Loans and Credit Quality

Loans totaled $1.7 billion at December 31, 2019, up $6.9 million from September 30, 2019. Fourth quarter loan growth was focused in the following areas: construction and land loans (up $6.9 million), commercial and industrial loans (up $4.4 million) and commercial real estate loans (up $3.4 million). Construction and land loan growth was primarily driven by commercial building construction, residential development, and multi-family projects spread across our major Louisiana markets. Commercial and industrial loan growth was strongest in the Acadiana and Baton Rouge markets. Commercial real estate loan growth was primarily due to loans secured by investment properties and retail stores.

The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated.

	December 31,	September 30,	Increase/(Decrease)
(dollars in thousands)	2019	2019	Amount	Percent
Real estate loans:
One- to four-family first mortgage	$430,820	$432,964	$(2,144)	—%
Home equity loans and lines	79,812	81,835	(2,023)	(2)
Commercial real estate	722,807	719,392	3,415	—
Construction and land	195,748	188,879	6,869	4
Multi-family residential	54,869	56,733	(1,864)	(3)
Total real estate loans	1,484,056	1,479,803	4,253	—
Other loans:
Commercial and industrial	184,701	180,264	4,437	2
Consumer	45,604	47,375	(1,771)	(4)
Total other loans	230,305	227,639	2,666	1
Total loans	$1,714,361	$1,707,442	$6,919	—%

The outstanding balance of direct loans to borrowers in the energy sector totaled $33.5 million, or 2% of total outstanding loans, at December 31, 2019, compared to $40.1 million, or 2% of total outstanding loans, at September 30, 2019. At December 31, 2019, loans constituting 95% of the balance of the direct energy-related portfolio were performing in accordance with their original loan agreements.

Nonperforming assets (“NPAs”), excluding purchased credit impaired loans, totaled $28.5 million at December 31, 2019, up $944,000, or 3%, compared to September 30, 2019. The increase in NPAs was primarily due to one commercial loan relationship in the Baton Rouge market. The ratio of NPAs to total assets was 1.30% at December 31, 2019, compared to 1.24% at September 30, 2019.

The Company recorded net loan charge-offs of $443,000 during the fourth quarter of 2019, compared to net loan charge-offs of $787,000 for the third quarter of 2019. The Company’s provision for loan losses for the fourth quarter of 2019 was $713,000, compared to $1.1 million for the third quarter of 2019.

The ratio of the allowance for loan losses to total loans was 1.04% at December 31, 2019, compared to 1.03% at September 30, 2019. Excluding acquired loans, the ratio of the allowance for loan losses to total loans was 1.29% at December 31, 2019 and September 30, 2019. The allowance for loan losses attributable to originated direct energy-related loans totaled 2.11% of the outstanding balance of originated energy-related portfolio at December 31, 2019, compared to 2.40% at September 30, 2019.

Deposits

Total deposits were $1.8 billion at December 31, 2019, down $10.4 million, or 1%, from September 30, 2019. The following table sets forth the composition of the Company’s deposits as of the dates indicated.

	December 31,	September 30,	Increase/(Decrease)
(dollars in thousands)	2019	2019	Amount	Percent
Demand deposits	$437,828	$446,742	$(8,914)	(2)%
Savings	201,887	204,807	(2,920)	(1)
Money market	273,741	272,489	1,252	—
NOW	512,054	513,440	(1,386)	—
Certificates of deposit	395,465	393,928	1,537	—
Total deposits	$1,820,975	$1,831,406	$(10,431)	(1)%

Share Repurchases

The Company repurchased 78,403 shares of its common stock during the fourth quarter of 2019 at an average price per share of $38.60 under the Company's 2019 Repurchase Plan. An additional 386,584 shares remain eligible for purchase under the 2019 Repurchase Plan. The book value per share and tangible book value per share of the Company’s common stock was $34.19 and $27.22, respectively, at December 31, 2019.

Net Interest Income

        Net interest income for the fourth quarter of 2019 was $21.3 million, up $117,000, or 1%, from the third quarter of 2019. The net interest margin was 4.14% for the fourth quarter of 2019, up two basis points from the third quarter of 2019. Net interest income increased primarily due to the absence of a $680,000 (pre-tax) third quarter 2019 write-off of the Company’s FDIC loss sharing indemnification receivable. Loan accretion income totaled $982,000 during the fourth quarter of 2019 and $420,000 during the third quarter of 2019.

The following table sets forth the Company’s average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent (“TE”) yields on investment securities are calculated using a marginal tax rate of 21%.

	For the Three Months Ended
	December 31, 2019			September 30, 2019
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable	$1,712,035	$23,842	5.48%	$1,698,046	$23,562	5.46%
Investment securities (TE)	259,531	1,341	2.11	261,778	1,515	2.36
Other interest-earning assets	49,750	261	2.08	58,878	397	2.68
Total interest-earning assets	$2,021,316	$25,444	4.96%	$2,018,702	$25,474	4.98%

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$989,177	$2,042	0.82%	$991,248	$2,215	0.89%
Certificates of deposit	395,073	1,892	1.90	392,214	1,835	1.86
Total interest-bearing deposits	1,384,250	3,934	1.13	1,383,462	4,050	1.16
Other borrowings	5,539	54	3.80	5,550	53	3.80
FHLB advances	43,570	198	1.82	51,166	230	1.80
Total interest-bearing liabilities	$1,433,359	$4,186	1.16%	$1,440,178	$4,333	1.19%

Net interest spread (TE)			3.80%			3.79%
Net interest margin (TE)			4.14%			4.12%

Noninterest Income

Noninterest income for the fourth quarter of 2019 was $3.5 million, down $1.3 million, or 27%, from the third quarter of 2019 due primarily to a decrease in income from bank-owned life insurance. The Company received a non-taxable life insurance benefit of $1.2 million from its bank-owned life insurance policy ("BOLI") following the death of a former employee during the third quarter of 2019.

Noninterest Expense

Noninterest expense for the fourth quarter of 2019 totaled $15.8 million, down $858,000, or 5%, compared to the third quarter of 2019. The decrease in noninterest expense was primarily due to lower compensation and benefits expense. The decline in compensation and benefits (down $828,000, or 8%) was primarily due to a decrease in employee health care costs and the absence of $287,000 (pre-tax) in costs related to the departure of a former executive during the third quarter of 2019.

Income Tax Expense

Income tax expense for the fourth quarter of 2019 totaled $1.7 million, up $383,000, or 29%, from the third quarter of 2019. The Company’s effective tax rate was 20% for the fourth quarter of 2019, compared to 16% for the third quarter of 2019. Income tax expense increased primarily due to a reduction in the amount of non-taxable earnings from BOLI recognized in the fourth quarter of 2019 compared to the third quarter. As previously indicated, the Company received a $1.2 million non-taxable BOLI death benefit in the third quarter of 2019.

Non-GAAP Reconciliation

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes acquired loans and intangible assets. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company’s financial position and operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies. A reconciliation on non-GAAP information included herein to GAAP is presented below.

	For the Three Months Ended
(dollars in thousands, except per share data)	December 31, 2019	September 30, 2019	December 31, 2018

Reported net income	$6,606	$6,856	$8,089
Add: Core deposit intangible amortization, net tax	302	311	346
Non-GAAP tangible income	$6,908	$7,167	$8,435

Total Assets	$2,200,465	$2,218,040	$2,153,658
Less: Intangible assets	64,472	64,854	66,055
Non-GAAP tangible assets	$2,135,993	$2,153,186	$2,087,603

Total shareholders’ equity	$316,329	$314,677	$304,040
Less: Intangible assets	64,472	64,854	66,055
Non-GAAP tangible shareholders’ equity	$251,857	$249,823	$237,985

Originated loans	$1,251,201	$1,215,539	$1,095,160
Acquired loans	463,160	491,903	554,594
Total loans	$1,714,361	$1,707,442	$1,649,754

Originated allowance for loan losses	$16,091	$15,694	$14,860
Acquired allowance for loan losses	1,777	1,904	1,488
Total allowance for loan losses	$17,868	$17,598	$16,348

Return on average equity	8.31%	8.64%	10.72%
Add: Average intangible assets	2.62	2.75	3.64
Non-GAAP return on average tangible common equity	10.93%	11.39%	14.36%

Common equity ratio	14.38%	14.19%	14.12%
Less: Intangible assets	2.59	2.59	2.72
Non-GAAP tangible common equity ratio	11.79%	11.60%	11.40%

Book value per share	$34.19	$33.72	$32.14
Less: Intangible assets	6.97	6.95	6.98
Non-GAAP tangible book value per share	$27.22	$26.77	$25.16

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2018, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

(dollars in thousands)	December 31, 2019	December 31, 2018	% Change	September 30, 2019
Assets
Cash and cash equivalents	$39,847	$59,618	(33)%	$61,289
Interest-bearing deposits in banks	449	939	(52)	449
Investment securities available for sale, at fair value	257,321	260,131	(1)	255,114
Investment securities held to maturity	7,149	10,872	(34)	7,193
Mortgage loans held for sale	6,990	2,086	235	6,909
Loans, net of unearned income	1,714,361	1,649,754	4	1,707,442
Allowance for loan losses	(17,868)	(16,348)	9	(17,598)
Total loans, net of allowance for loan losses	1,696,493	1,633,406	4	1,689,844
Office properties and equipment, net	46,425	47,124	(1)	46,362
Cash surrender value of bank-owned life insurance	39,466	29,560	34	39,228
Goodwill and core deposit intangibles	64,472	66,055	(2)	64,854
Accrued interest receivable and other assets	41,853	43,867	(5)	46,798
Total Assets	$2,200,465	$2,153,658	2	$2,218,040

Liabilities
Deposits	$1,820,975	$1,773,217	3%	$1,831,406
Other Borrowings	5,539	5,539	—	5,539
Federal Home Loan Bank advances	40,620	58,698	(31)	47,853
Accrued interest payable and other liabilities	17,002	12,164	40	18,565
Total Liabilities	1,884,136	1,849,618	2	1,903,363

Shareholders' Equity
Common stock	93	95	(2)%	93
Additional paid-in capital	168,545	168,243	—	168,822
Common stock acquired by benefit plans	(3,159)	(3,539)	11	(3,260)
Retained earnings	150,158	141,447	6	147,841
Accumulated other comprehensive income (loss)	692	(2,206)	131	1,181
Total Shareholders' Equity	316,329	304,040	4	314,677
Total Liabilities and Shareholders' Equity	$2,200,465	$2,153,658	2	$2,218,040

HOMEBANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended December 31,			For the Years Ended December 31,
(dollars in thousands, except per share data)	2019	2018	% Change	2019	2018	% Change
Interest Income
Loans, including fees	$23,842	$23,855	—%	$94,414	$94,303	—%
Investment securities	1,341	1,758	(24)	6,393	6,656	(4)
Other investments and deposits	261	290	(10)	1,401	1,353	4
Total interest income	25,444	25,903	(2)	102,208	102,312	—

Interest Expense
Deposits	3,934	2,934	34%	15,050	9,076	66%
Other borrowings	54	47	15	213	46	363
Federal Home Loan Bank advances	198	267	(26)	949	1,184	(20)
Total interest expense	4,186	3,248	29	16,212	10,306	57
Net interest income	21,258	22,655	(6)	85,996	92,006	(7)
Provision for loan losses	713	1,612	(56)	3,014	3,943	(24)
Net interest income after provision for loan losses	20,545	21,043	(2)	82,982	88,063	(6)

Noninterest Income
Service fees and charges	1,544	1,558	(1)%	5,940	6,370	(7)%
Bank card fees	1,102	1,089	1	4,516	4,494	—
Gain on sale of loans, net	316	258	22	1,074	872	23
Income from bank-owned life insurance	238	166	43	2,069	656	215
Gain (loss) on sale of assets, net	1	(130)	101	(335)	(52)	(544)
Other income	298	338	(12)	1,151	1,107	4
Total noninterest income	3,499	3,279	7	14,415	13,447	7

Noninterest Expense
Compensation and benefits	9,438	9,304	1%	38,415	36,796	4%
Occupancy	1,713	1,603	7	7,118	6,658	7
Marketing and advertising	579	370	56	1,576	1,309	20
Data processing and communication	1,829	1,819	1	6,611	7,646	(14)
Professional fees	172	263	(35)	856	1,119	(24)
Forms, printing and supplies	169	162	4	683	973	(30)
Franchise and shares tax	248	(61)	507	1,444	1,030	40
Regulatory fees	113	382	(70)	830	1,559	(47)
Foreclosed assets, net	228	150	52	556	397	40
Amortization of acquisition intangible	382	438	(13)	1,583	1,845	(14)
Other expenses	881	1,187	(26)	3,933	3,893	1
Total noninterest expense	15,752	15,617	1	63,605	63,225	1
Income before income tax expense	8,292	8,705	(5)	33,792	38,285	(12)
Income tax expense	1,686	616	174	5,860	6,695	(12)
Net income	$6,606	$8,089	(18)	$27,932	$31,590	(12)

Earnings per share - basic	$0.74	$0.89	(17)%	$3.08	$3.48	(11)%
Earnings per share - diluted	$0.73	$0.87	(16)	$3.05	$3.40	(10)

Cash dividends declared per common share	$0.22	$0.20	10%	$0.84	$0.71	18%

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION
(Unaudited)

	For the Three Months Ended December 31,			For The Three Months Ended
(dollars in thousands, except per share data)	2019	2018	% Change	September 30, 2019	% Change

EARNINGS DATA
Total interest income	$25,444	$25,903	(2)%	$25,474	—%
Total interest expense	4,186	3,248	29	4,333	(3)
Net interest income	21,258	22,655	(6)	21,141	1
Provision for loan losses	713	1,612	(56)	1,146	(38)
Total noninterest income	3,499	3,279	7	4,774	(27)
Total noninterest expense	15,752	15,617	1	16,610	(5)
Income tax expense	1,686	616	174	1,303	29
Net income	$6,606	$8,089	(18)	$6,856	(4)

AVERAGE BALANCE SHEET DATA
Total assets	$2,219,049	$2,137,770	4%	$2,217,178	—%
Total interest-earning assets	2,021,316	1,954,242	3	2,018,702	—
Total loans	1,712,035	1,633,927	5	1,698,046	1
Total interest-bearing deposits	1,384,250	1,324,774	4	1,383,462	—
Total interest-bearing liabilities	1,433,359	1,388,676	3	1,440,178	—
Total deposits	1,835,026	1,771,539	4	1,827,689	—
Total shareholders' equity	315,487	299,339	5	314,773	—

SELECTED RATIOS (1)
Return on average assets	1.18%	1.50%	(21)%	1.23%	(4)%
Return on average equity	8.31	10.72	(22)	8.64	(4)
Common equity ratio	14.38	14.12	2	14.19	1
Efficiency ratio (2)	63.63	60.22	6	64.09	(1)
Average equity to average assets	14.22	14.00	2	14.20	—
Tier 1 leverage capital ratio (3)	11.17	11.15	—	11.12	—
Total risk-based capital ratio (3)	15.28	15.59	(2)	15.25	—
Net interest margin (4)	4.14	4.57	(9)	4.12	—

SELECTED NON-GAAP RATIOS (1)
Tangible common equity ratio (5)	11.79%	11.40%	3%	11.60%	2%
Return on average tangible common equity (6)	10.93	14.36	(24)	11.39	(4)

PER SHARE DATA
Earnings per share - basic	$0.74	$0.89	(17)%	$0.76	(3)%
Earnings per share - diluted	0.73	0.87	(16)	0.75	(3)
Book value at period end	34.19	32.14	6	33.72	1
Tangible book value at period end	27.22	25.16	8	26.77	2
Shares outstanding at period end	9,252,418	9,459,050	(2)	9,331,099	(1)
Weighted average shares outstanding
Basic	8,953,203	9,118,874	(2)%	9,058,600	(1)%
Diluted	9,018,142	9,304,636	(3)	9,107,167	(1)

(1)With the exception of end-of-period ratios, all ratios are based on average daily balances during the respective periods.
(2)The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)Estimated capital ratios are end of period ratios for the Bank only.
(4)Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.
(5)Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets. See "Non-GAAP Reconciliation" for addtional information.
(6)Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes, divided by average common shareholders' equity less average intangible assets. See "Non-GAAP Reconciliation" for additional information.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION
(Unaudited)
	December 31, 2019			September 30, 2019			December 31, 2018
(dollars in thousands)	Acquired	Originated	Total	Acquired	Originated	Total	Acquired	Originated	Total

CREDIT QUALITY (1)

Nonaccrual loans (2)	$9,758	$14,628	$24,386	$11,785	$13,221	$25,006	$9,032	$15,380	$24,412
Accruing loans past due 90 days and over	—	—	—	—	—	—	—	—	—
Total nonperforming loans	9,758	14,628	24,386	11,785	13,221	25,006	9,032	15,380	24,412
Foreclosed assets and ORE	2,363	1,793	4,156	1,880	712	2,592	1,412	146	1,558
Total nonperforming assets	12,121	16,421	28,542	13,665	13,933	27,598	10,444	15,526	25,970
Performing troubled debt restructurings	475	1,903	2,378	213	1,712	1,925	289	1,117	1,406
Total nonperforming assets and troubled debt restructurings	$12,596	$18,324	$30,920	$13,878	$15,645	$29,523	$10,733	$16,643	$27,376

Nonperforming assets to total assets			1.30%			1.24%			1.21%
Nonperforming loans to total assets			1.11			1.13			1.13
Nonperforming loans to total loans			1.42			1.46			1.48
Allowance for loan losses to nonperforming assets			62.60			63.77			62.95
Allowance for loan losses to nonperforming loans			73.27			70.38			66.97
Allowance for loan losses to total loans			1.04			1.03			0.99

Year-to-date loan charge-offs			$1,577			$1,118			$2,581
Year-to-date loan recoveries			83			67			179
Year-to-date net loan charge-offs			$1,494			$1,051			$2,402
Annualized YTD net loan charge-offs to average loans			0.09%			0.08%			0.15%
(1)Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due. Purchased credit impaired loans accounted for in pools with an accretable yield are considered to be performing and are excluded from nonperforming loans. It is our policy to cease accruing interest on loans 90 days or more past due. Nonperforming assets consist of nonperforming loans, foreclosed assets and surplus real estate (ORE). Foreclosed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure. ORE consists of closed or unused bank buildings.

(2)Nonaccrual loans include originated restructured loans placed on nonaccrual totaling $7.6 million, $8.8 million and $10.3 million at December 31, 2019, September 30, 2019 and December 31, 2018, respectively. Acquired restructured loans placed on nonaccrual totaled $2.2 million, $2.0 million and $4.2 million at December 31, 2019, September 30, 2019 and December 31, 2018, respectively.